Exhibit 10.8

Execution Copy

CONVERTIBLE SUBORDINATED NOTE AGREEMENT

THIS CONVERTIBLE SUBORDINATED NOTE AGREEMENT (this “Agreement”), is entered into as of the 9th day of May 2002, by and between CENTURY MEDICAL, INC. a Japanese corporation (“Century”), and SENORX, INC., a Delaware corporation (the “Company”).

RECITALS

A. The Company and Century desire to enter into an Exclusive Distribution Agreement (the “Distribution Agreement”) in the form attached hereto as Exhibit A.

B. Upon the Company’s completion of certain milestones, Company, as borrower, desires the option to borrow from Century, as Lender, at the Company’s sole option, an amount not to exceed One Million Dollars (US$1,000,000), for which a certain 4% Convertible Subordinate Note with a maturity of 5-years (the “Note”), in the form attached hereto as Exhibit B, shall be issued to Century by the Company, all as more fully described below, on the terms and conditions set forth herein.

C. The Company and Century desire to make certain representations, warranties, covenants and agreements in connection with the issuance of the Note and desire to prescribe certain conditions precedent to such issuance.

D. The Company and Century desire to make certain representations, warranties, covenants and agreements in connection with entering into this Agreement and desire to prescribe certain conditions precedent to the Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and of the mutual provisions, agreements and covenants contained herein, the Company and Century hereby agree as follows:

1. Description of Note and Commitment.

1.1 Procedure for Loan. Subject to the terms and conditions of this Agreement and following the Company’s introduction and sale in the United States of the commercial versions of both the Shape Select Scalpel and the Surgical Generator (the “Date of Introduction”), which fact the Company shall document to Century’s reasonable satisfaction, Century agrees for a period of twelve (12) months following such Date of Introduction (the “Option Period”) to make a loan (the “Loan”) to the Company in a principal amount of One Million Dollars (US$1,000,000.00) to be governed by the terms and conditions of, and repaid in accordance with, this Agreement. The Company shall provide Century with written notice of its intention to borrow the loan amount thirty (30) Business Days prior to the Disbursement Date, in accordance with Section 11.2 hereof. Any amount repaid may not be reborrowed.

1.2 Interest.

(a) Interest. The Loan shall bear interest from the Disbursement Date on the unpaid principal amount thereof until the earlier of an Event of Default or the date upon which such amount shall become due and payable (whether upon the Maturity Date, by Acceleration or otherwise) at a rate per annum equal to four percent (4.0%).

(b) Accrual and Computation of Interest. Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed.

1.3 Maximum Interest Rate. Nothing in this Agreement shall require the Company to pay interest at a rate exceeding the maximum amount permitted by applicable law to be charged by Holder; provided, that in any event the Company shall pay the lesser of such maximum permissible rate and the rate provided herein.

1.4 Payments.

(a) Interest Payments. On the last day of each quarter payable in arrears on January 31, April 30, July 31 and October 31, commencing with the quarter of the first Disbursement Date until the Maturity Date, and on the Maturity Date, the Company shall pay Holder) all interest then accrued.

(b) Loan Payment. The Company shall repay the entire outstanding principal amount of the Loan in full on the Maturity Date without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived; provided that the Note has not been converted to shares of Common Stock, in accordance with Article 9, prior to such repayment.

(c) Optional Prepayment. The Company may at any time prepay the entire outstanding principal amount of the Loan or any portion thereof without penalty.

1.5 Post-Maturity and Penalty Interest. Commencing upon the earlier of an Event of Default or the Maturity Date (whether by Acceleration or otherwise), any outstanding principal balance of the Loan, and accrued but unpaid interest, shall begin bearing interest, payable on demand, at a rate per annum equal to eight percent (8%) subject to Section 1.3 hereof. This rate shall also apply to each overdue payment of interest.

1.6 Note. The Loan made by Century pursuant hereto shall be evidenced by the Note in the form of Exhibit B, hereto, and shall be payable to the order of Century or Holder on an Event of Default or the Maturity Date (whether by Acceleration or otherwise) of the Loan. The Company hereby authorizes Century or Holder to indicate upon a schedule attached to the Note all payments of principal and interest thereon. Absent manifest error, such notations shall be presumptive as to the aggregate unpaid principal amount of the Loan, and interest due thereon, but the failure by Century or Holder to make such notations or the inaccuracy or incompleteness of any such notations shall not affect the obligations of the Company hereunder or under the Note.

1.7 Delivery of Note; Closing. The delivery of the Note shall occur at the offices of O’Melveny & Myers LLP, Citicorp Center, 153 East 53rd Street, 54th Floor, New York, New York 10022-4611, at 11:00 a.m., Eastern Standard Time, on the Disbursement Date or such later Business Day as shall be mutually agreed upon by the Company and Century (the “Closing Date”). The Note delivered to Century on the Closing Date will be delivered to Century in the form of a single Note, in the form attached hereto as Exhibit B, in a principal amount equal to the full amount of the Loan, against delivery by Century to the Company of immediately available funds in the full amount equal to the principal amount of the Loan by wire transfer for the account of the Company in accordance with the following:

FC - Silicon Valley Bank 3003 Tasman Drive Santa Clara, CA 95054, USA

Routing & Transit #: Swift Code: For Credit of: Final Credit Account #: By Order Of:	[Intentionally Omitted] [Intentionally Omitted] [Senorx, Inc.] General account [Name of Sender]

1.8 Place of Payment. Subject to Section 1.9, payments of principal and interest becoming due and payable on the Note shall be made in the State of California at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to Century or Holder, change the place of payment of the Note so long as the place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

1.9 Home Office Payment. Notwithstanding Section 1.8, so long as Century is the holder of the Note, the Company shall pay all sums becoming due on the Note for principal and interest by wire transfer of immediately available funds for the account of Century to account number 232811 at Sumitomo Mitsui Banking Corporation, Shibuya-Ekimae Branch, 1-2-2 Dogenzaka, Shibuya-ku, Tokyo 150-0043, Japan, or by such other method or at such other location as Century shall specify from time to time in writing to Company, without presentation or surrender of the Note or the making of any notation thereon. The Company shall afford the benefits of this Section 1.9 to any Holder that is the direct or indirect transferee of the Note pursuant to the terms of this Agreement.

2. Interpretation of Agreement; Definitions.

2.1 Definitions. Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

“Acceleration” means that the Loan (i) shall not have been paid at the Maturity Date, or (ii) shall have become due and payable prior to its stated maturity pursuant to Article 7 hereof.

“Affiliate” shall mean any Person (other than a Subsidiary) (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (ii) which beneficially owns or holds five percent (5%) or more of any class of the Voting Stock of the Company or (iii) five percent (5%) or more of the Voting Stock (or in the case of a Person which is not a corporation, five percent (5%) or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

“Agreement” shall have the meaning set forth in the opening paragraph of this document.

“Average Closing Price” shall mean the average of the closing prices of the Company’s Common Stock, as reported on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed, during the Pricing Period.

“Business Day” shall mean any day other than a Saturday, Sunday, legal holiday or other day on which commercial banks located in San Francisco, California or New York, New York are authorized or required by law to be closed.

“Change of Control” shall have the meaning set forth in Section 7.7 hereof.

“Closing Date” shall have the meaning specified in Section 1.7 hereof.

“Common Stock” shall mean the Common Stock, par value $0.001 per share, of the Company.

“Company” shall mean SenoRx, Inc., a Delaware corporation, and any Person who in accordance with the terms of this Agreement succeeds to all, or substantially all, of the assets or business of SenoRx, Inc.

“Date of Introduction” shall have the meaning specified in Section 1.1 hereof.

“Disbursement Date” shall mean any date on which the disbursement of the Loan is made. The Disbursement Date shall be on the date designated in a written notice from the Company to Century, in accordance with Section 11.2; provided, however, that (a) Century shall not be required to make any disbursement if the conditions contained in Article 5, herein, are not satisfied, and (b) Century shall in no event be required to make any disbursement after the expiration of the Option Period.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

“Event of Default” shall have the meaning set forth in Article 7 hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“GAAP” shall mean generally accepted accounting principles at the time in the United States.

“Holder” shall mean the registered holder of the Note, initially Century.

“Interest Payment Date” shall mean the Stated Maturity of an installment of interest on the Note.

“Lien” shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term “Lien” shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property. For the purposes of this Agreement, the Company or a Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, capitalized lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

“Loan” shall have the meaning specified in Section 1.1 hereof.

“Maturity Date” shall mean any date on which the Note becomes due and payable, whether as stated or by virtue of mandatory prepayment, by acceleration or otherwise.

“Note” shall have the meaning specified in the second recital of this Agreement.

“Option Period” shall have the meaning specified in Section 1.1 hereof.

“Person” shall mean an individual, partnership, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

“Pricing Period” shall mean the twenty (20) Business Days immediately preceding the receipt of notice regarding conversion of the Note, in the form attached to Exhibit B hereto, by Holder.

“SEC” shall mean the Securities and Exchange Commission, or successor regulatory entity.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Stated Maturity,” when used with respect to the Note or any installment of interest thereon, shall mean the date specified in the Note as the fixed date on which the principal of the Note, or any installment of interest thereon, is due and payable.

“Subsidiary” shall mean a corporation, partnership or other entity at least a majority of whose Voting Stock is owned directly or indirectly by the Company.

“Voting Stock” shall mean securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

2.2 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

2.3 Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

2.4 Legal Holidays. In any case where any Interest Payment Date or Stated Maturity of the Note or the last date on which Company has the right to convert the Note shall not be a Business Day, then (notwithstanding any other provision of this Agreement or of the Note) payment of interest or principal or conversion of the Note, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, or at the Stated Maturity, or on such last day for conversion.

3. Representations and Warranties of the Company.

Except as otherwise specifically set forth in the Disclosure Schedule attached hereto as Exhibit C (the “Disclosure Schedule”) or in any document expressly referenced in the Disclosure Schedule which has been provided to Century (provided that any such disclosure made in connection with any of the following representations and warranties shall be deemed disclosed with respect to any other relevant representation or warranty, whether or not expressly cross-referenced), the Company and its Subsidiaries represent and warrant to Century as of the date hereof as follows:

3.1 Corporate Organization and Authority. The Company, and each of its Subsidiaries, is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted, and to carry out the transactions contemplated in this Agreement and any other agreement to which the Company is a party, the execution and delivery of which is contemplated hereby. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a materially adverse effect on its assets, business (as presently conducted or as proposed to be conducted), properties, financial condition, or operating results (a “Material Adverse Effect”).

3.2 Authority. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and, upon the issuance of, the Note, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance (or reservation for issuance) and delivery of the Note has been taken or will be taken prior to the issuance of the Note. This Agreement constitutes upon execution, and the Note will constitute upon issuance, a valid and legally binding obligation of the Company, enforceable in accordance with its respective terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors and the effect of rules of law governing specific performance, injunctive relief or other equitable remedies.

No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the issuance of the Note except qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and issuance of the Note under applicable federal and state securities law, which filings and qualifications, if required, will be accomplished in a timely manner.

3.3 Financial Statements. The Company has made available to each Investor its audited financial statements of December 31, 2001 and its unaudited financial statements as of March 31, 2002 (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis. The Financial Statements fairly represent the financial condition of the Company as of the date indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date thereof and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the balance sheet, which, in both cases, individually or in the aggregate are not material to the financial condition or operating results of the Company. Set forth in the Schedule of Exceptions is a list, effective as of the date of this Agreement, of all the amounts (including amounts due for salaries or other compensation, reimbursement of expenses, advances made to or on behalf of the Company, or services rendered to or for the benefit of the Company) owed by the Company to each director and officer.

3.4 Business Changes. Since March 31, 2002, there has not been:

(a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Balance Sheet, except changes in the ordinary course of business that have not, in the aggregate, had a Material Adverse Effect;

(b) any damage, destruction or loss, whether or not covered by insurance, having a Material Adverse Effect;

(c) any waiver or compromise by the Company of a material debt owed to it;

(d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and not having a Material Adverse Effect;

(e) any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

(f) any material change in any compensation agreement or agreement with any employee, officer, director or stockholder;

(g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

(h) any resignation or termination of employment of any officer or key employee of the Company; and the Company is not aware of any pending resignation or termination of any such officer or key employee;

(i) any mortgage, pledge, transfer of a security interest on or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

(j) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors or any members of their immediate families, other than travel advances and other advances made in the ordinary course of business;

(k) any declaration, setting aside or payment or other distribution in respect to any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such capital stock by the Company, except the repurchase of shares of Common Stock issued or held by employees, consultants, directors or service providers of or to the corporation or any of its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of such repurchase between the corporation and such persons and the repurchase of shares of Common Stock in connection with the exercise of the right of first refusal pursuant to agreements providing for the right of first refusal between the Company and any of its stockholders;

(l) any material change in the accounting methods or practices followed by the Company;

(m) to the Company’s knowledge, any other event or condition that might have a Material Adverse Effect; or

(n) any arrangement or commitment to do any of the things described in this Section 3.4.

3.5 Litigation. There is no dispute, action, suit, proceeding or investigation pending or currently threatened against the Company which questions the validity of this Agreement or the Note, or the right of the Company to enter into each such agreement, or to consummate the transactions contemplated hereby or thereby or that would have, either individually or in the aggregate, a Material Adverse Effect. The foregoing includes, without limitation, actions pending or threatened involving the prior employment of any of the Company’s employees, the use in connection with the Company’s business of any information or techniques allegedly proprietary to any of the Company’s former employers, or the Company’s obligations under any agreements with prior employers. The Company is not a party to, nor subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

3.6 Compliance with Laws and Other Instruments.

(a) The Company is not in violation or default of any provisions of its Restated Certificate or Bylaws or of any instrument, judgment, order, writ, decree, or contract to which it is a party or by which it is bound or of any provision of federal or state statute, rule or regulation applicable to the Company the violation of which would have a Material Adverse Effect. The execution, delivery, and performance of this Agreement, and the issuance of the Note, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, a default under (i) any such provision of the Restated Certificate or the Company’s Bylaws, (ii) any such instrument, judgment, order, writ, decree or contract, or (iii) any statute, rule or governmental regulation applicable to the Company, nor an event which results in the creation of any lien, charge, or encumbrance upon any assets of the Company.

(b) The Company has not performed any act, the occurrence of which would result in the Company’s loss or impairment of any right granted under any license, distribution or other agreement.

(c) The Company has no knowledge, after reasonable investigation, of any third-party’s intent to terminate any material license, distribution, or other agreement.

3.7 Title to Properties; Leases. The Company owns its property and assets free and clear of all mortgages, liens, loans, and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases and, to its knowledge, the Company is in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances.

3.8 Licenses, etc. The Company and each of its Subsidiaries has all franchises, permits, and licenses and any similar authority necessary for the conduct of its business, the lack of which could have a Material Adverse Effect. The Company is not in default in any material respect under any such franchise, permits, licenses, or similar authority.

3.9 Proprietary Rights.

(a) The Company has sufficient title and ownership of patents, trademarks, service marks, trade names, copyrights, trade secrets, information, and proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted in the future, the lack of which would not result in a Material Adverse Affect to such business, without any known conflict with or infringement of the rights of others. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses, or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. To its knowledge after reasonable investigation, the Company has not violated nor, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, or trade secrets or other proprietary rights of any other person or entity and the Company has not received any communication alleging such a violation or alleging that the conduct of the business as proposed to be conducted, would constitute such a violation. The Company has a valuable body of trade secrets, including know-how, concepts, computer programs and other technical data and proprietary rights and processes (the “Proprietary Information”) for the development, manufacture and sale of its products. To its knowledge, the Company has the right to use the Proprietary Information free and clear of any rights, liens, encumbrances or claims of others, except that the possibility exists that other persons may have independently developed trade secrets or technical information similar or identical to those of the Company. Since its organization, the Company has taken reasonable measures to protect the value (and, to the extent applicable, the confidentiality and security) of all Proprietary Information. The Company is not aware of any such independent development nor of any misappropriation of its Proprietary Information. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company’s business as proposed to be conducted. Neither the execution nor delivery of this Agreement nor the Note nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as proposed, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company. Set forth in the Schedule of Exceptions is a list of all patents, trademarks and licenses of the Company.

(b) Each past and current employee and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms provided to Investors’ counsel. The Company, after reasonable investigation, is not aware that any of its employees or officers is in violation thereof, and the Company will use its commercially reasonable efforts to prevent any such violation. All past and current consultants to or vendors of the Company with access to confidential information of the Company are or were parties to a written agreement substantially in the Company’s form under which, among other things, each such consultant or vendor is obligated to maintain the confidentiality of confidential information of the Company. The Company, after reasonable investigation, is not aware that any of its consultants or vendors are in violation thereof, and the Company will use its commercially reasonable efforts to prevent any such violation. No employee or consultant subject to any obligations under a similar agreement with another company that could adversely effect such person’s or the Company’s ability to engage in the Company’s business as conducted.

3.10 Taxes. The Company has timely filed all tax returns and reports as required by law. Such returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith that are listed in the Schedule of Exceptions. To the Company’s knowledge, the income tax returns of the Company have never been audited by local, state or federal authorities, and the Company has not been advised that any of its returns are presently being audited. The Company is not a party to any pending action or proceeding, nor, to the knowledge of the

Company, is any such action or proceeding threatened by any governmental authority for the assessment or collection of taxes, interest, penalties, assessments, or deficiencies for such taxes, and no claim for assessment or collection of taxes, interest, penalties, assessments, or deficiencies for such taxes has been asserted against the Company. No material issue has been raised by any federal, state, local, or foreign taxing authority in connection with an audit or examination of the tax returns, reports, business, or properties of the Company which has not been settled or resolved. The Company has not agreed to extend the statue of limitations with respect to any tax period or the review or audit of any tax return. The Company has not made or agreed (or been required) to make any adjustment or change in accounting method. No material special charges, penalties, fines, liens, or similar encumbrances have been asserted against the Company with respect to the payment or failure to pay any taxes which have not been paid or received without further liability to the Company. Proper and accurate amounts have been withheld by the Company from its employees for all periods in compliance with the withholding provisions of applicable federal, state and local tax laws.

3.11 Private Offering. Neither the Company nor anyone acting on its behalf will offer the Note or any similar securities for issuance or sale to, or solicit any offering to acquire any of the same from, anyone so as to make the sale and issuance of the Note subject to the registration requirements of Section 5 of the Securities Act. Assuming the accuracy of the representations and warranties of Century contained in Section 4 hereof, the offer, sale, and issuance of the Note will be exempt from the registration requirements of the Securities Act and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

3.12 Full Disclosure. The Company has fully provided Century with all the information that Century has reasonably requested for deciding whether to enter into this Agreement and all information which the Company believes is reasonably necessary to enable Century to make such decision. Neither this Agreement nor the Note nor any other statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading when all such documents are read together as a whole.

4. Representations and Warranties of Century. Except as contemplated by this Agreement, Century represents and warrants to the Company as of the date hereof as follows:

4.1 Corporate Organization. Century is a corporation duly incorporated, validly existing and in good standing under the laws of Japan. Century is duly qualified to do business in Japan. Century is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which such licensing or qualification is required by law or wherein the nature of the business transacted by it or the nature of the property owned or leased by it otherwise makes such licensing or qualification necessary, other than to the extent that failure to obtain such licensing or qualification, either individually or in the aggregate, would not have a material adverse effect on Century. Century has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and possesses all licenses, franchises, rights and privileges material to the conduct of its business.

4.2 Authority. Century has all requisite corporate power and authority to enter into this Agreement and the related agreements contemplated herein, and, subject to satisfaction of the conditions set forth herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Century. This Agreement has been duly executed and delivered by Century and constitutes the valid and binding obligation of Century enforceable in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization or other similar federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies. Provided the conditions set forth in Article 6 are satisfied, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation under (a) any provision of the Articles of Incorporation or Bylaws of Century, or (b) any material agreement or instrument, permit, license, judgment, order, statute, law, ordinance, rule or regulation applicable to Century or its properties or assets, other than any such conflicts, violations, defaults, terminations, cancellations or accelerations which individually or in the aggregate would not have a material adverse effect on Century.

Except as noted in Schedule 4.2, no consent, approval, order or authorization of, or registration, declaration or filing with, any Japanese governmental authority is required by or with respect to Century in connection with the execution and delivery of this Agreement by Century or the consummation by Century of the transactions contemplated hereby or thereby.

4.3 Restricted Note. Century represents and agrees that, upon the issuance of the Note, (a) Century will acquire the Note for Century’s own account, and for the purpose of investment and not with a view to the distribution thereof, and that Century has no present intention of selling, negotiating or otherwise disposing of the Note; it being understood, however, that the disposition of Century’s property shall at all times be, and shall at all times remain, within its control, and (b) the Note has not been registered under section 5 of the Securities Act and that Century will only re-offer or resell the Note purchased by Century under this Agreement pursuant to an effective registration statement under the Securities Act or in accordance with an available exemption from the requirements of section 5 of the Securities Act, except under circumstances where neither such registration nor such an exemption from registration is required by law.

4.4 Disclosure of Information. Century believes it has received all the information it considers necessary or appropriate for deciding whether to enter into this Agreement and purchase the Note. Century further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of this Agreement and the issuance of the Note. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement, nor the right of Century to rely thereon.

4.5 Investment Experience. Century is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, and bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this Agreement and the issuance of the Note. Century represents that it has not been organized for the purpose of acquiring the Note.

4.6 Accredited Investor. Century is an “accredited investor” as defined in Section 501 of Regulation D as promulgated by the SEC under the Securities Act and shall submit to the Company such further assurances of such status as may be requested by the Company.

4.7 Rule 144. Century acknowledges that the Common Stock issuable upon conversion of the Note must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Century is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the Common Stock issuable upon conversion of the Note, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a

“market maker” and the number of shares being sold during any three-month period not exceeding specified limitations.

4.8 Rule 144A. Century acknowledges that it is familiar with the provisions of Rule 144A promulgated under the Securities Act, which permits resales of securities acquired in a non-public offering to certain qualified institutional buyers, subject to the satisfaction of certain conditions. Century understands that the conditions under Rule 144A include, among other things, the right of Century and subsequent transferees of Century to obtain from the Company certain information about the Company, if the Company has not been required to file periodic reports pursuant to Section 13 or 15(d) of the Securities Exchange Act.

5. Conditions Precedent.

5.1 Disbursement. The obligation of Century to make any Disbursement of the Loan shall be subject to the prior or contemporaneous satisfaction of each of the following conditions, unless waived by Century:

(a) Representations and Warranties. Except as disclosed in the revised Schedule of Exceptions, if any, attached to the Officer’s Certificate provided in subsection 5.1(d) below, the representations and warranties of the Company and its Subsidiaries set forth in this Agreement shall be true and correct in all material respects on the Disbursement Date with the same effect as though made on and as of such date; and the Company shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by the Company on or prior to the Disbursement Date.

(b) No Existing Default. No Event of Default, as defined in Article 7, or event, which, upon the lapse of time or the giving of notice or both, would constitute an Event of Default by the Company shall exist on or prior to the Disbursement Date.

(c) Distribution Agreement. The Company and Century shall have entered into a Distribution Agreement substantially in the form attached hereto as Exhibit A and such Distribution Agreement shall be in full force and effect, and the Company shall not be in breach or default of any material covenant, condition or other provision thereof beyond the applicable grace period, if any, specified therein.

(d) Officer’s Certificate. The Company shall have delivered to Century a certificate signed by the Chief Executive Officer of the Company and dated as of the Closing Date certifying that the conditions specified in Sections 5.1(a), (b) and (c) have been satisfied.

5.2 Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated hereby are subject to the satisfaction on or prior to the Closing Date of the following conditions, unless waived by the Company:

(a) Representations and Warranties. The representations and warranties of Century set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing Date, except as otherwise contemplated by this Agreement.

(b) Performance of Obligations of Century. Century shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date.

6. Covenants of the Company. From and after the Closing Date and continuing so long as any amount remains unpaid on the Note, the Company and its Subsidiaries covenant and agree with Century that:

6.1 Corporate Existence. The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the existence, rights and franchises of the Company and its Subsidiaries.

6.2 Maintenance of Properties. The Company will maintain, preserve and keep, and will cause each of its Subsidiaries to maintain, preserve and keep, its material properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained in all material respects.

6.3 Merger; Acquisitions. Except with notice to Century as set forth below, the Company shall not (a) consolidate with or merge into any other Person, (b) convey, transfer or lease all or substantially all of its assets in a single transaction or series of related transactions to any Person, (c) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any Person or division thereof, or (d) otherwise acquire or agree to acquire any assets which are material to the Company except in the ordinary course of business consistent with prior practice. Such notice shall be given no earlier than contemporaneously with public disclosure of the occurrence or pendency of such an event, and in such notice the Company shall disclose to Century whether it supports the occurrence of such event.

6.4 Sale or Lease of Assets; Dispositions. Except with contemporaneous notice to Century, the Company shall not sell, lease, transfer or otherwise dispose of any of its assets (other than the sale of inventory in the ordinary course of business), except in the ordinary course of business consistent with prior practice. In the event that such transfer also constitutes a Change of Control, the Company shall transfer to such successor entity this Agreement, the Note and the Distribution Agreement, including without limitation any post-termination obligations contained therein, provided that in the event the Company transfers less than all or substantially all of its assets to a purchaser, such agreements, instruments and obligations shall be so transferred only to the extent the assets transferred are subject thereto.

6.5 Indebtedness. Except with contemporaneous notice to Century, the Company shall not incur any indebtedness for borrowed money other than customary Senior Indebtedness (as defined herein) or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others.

6.6 Taxes, Claims for Labor and Materials, Compliance with Laws. The Company will promptly pay and discharge, and will cause each of its Subsidiaries promptly to pay and discharge, all lawful taxes, assessments and governmental charges or levies imposed upon the Company or such Subsidiary, respectively, or upon or in respect of all or any part of the property or business of the Company or such Subsidiary, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a Lien upon any property of the Company or such Subsidiary; provided, however, that the Company or such Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (a) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Company or such Subsidiary or any material interference with the use thereof by the Company or such Subsidiary, and (b) the Company or such Subsidiary shall set aside, in accordance with GAAP, on its books, reserves deemed by it to be adequate with respect thereto. The Company will promptly comply and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules and regulations to which it is subject including, without limitation, the Occupational Safety and Health Act of 1970, as amended, ERISA and all laws, ordinances, governmental rules and regulations relating to environmental protection in all applicable jurisdictions, the violation of which could materially and adversely affect the properties, business, profits or condition of the Company and its Subsidiaries, taken as a whole.

6.7 Notice of Claims and Litigation. The Company will give prompt notice to Century of any claim or action at law or in equity, or before any governmental, administrative or regulatory body or arbitration panel instituted against the Company or its Subsidiaries, or disputes that have a high probability of resulting in a suit of significance against the Company or its Subsidiaries involving a claim against the Company or its Subsidiaries, for damages in excess of One Hundred Twenty Five Thousand Dollars ($125,000) or which, if concluded adversely to the Company or its Subsidiaries, could be reasonably expected to materially and adversely affect the business or assets of the Company or its Subsidiaries.

6.8 Transactions with Affiliates. Except for transactions and arrangements with employee Affiliates, the Company will not, and will not permit its Subsidiaries to, enter into or be a party to any material transaction or arrangement or material group of related transactions with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except pursuant to the reasonable requirements of the Company’s or its Subsidiaries’ business and upon fair and reasonable terms no less favorable to the Company or its Subsidiaries than would be obtained in a comparable arm’s-length transaction with a Person other than an Affiliate.

6.9 Notice of Default. The Company shall promptly give written notice to the Holder of any known default or breach by the Company or its Subsidiaries of any of its obligations or commitments set forth in this Agreement, or the Note, or otherwise of any default or other occurrence that, with lapse of time and/or giving of notice, would constitute an Event of Default.

7. Events of Default. If any of the events specified in this Article 7 shall occur (herein individually referred to as an “Event of Default”), the Holder of the then outstanding Note issued pursuant to this Agreement shall have the right to, so long as such condition exists and so long as such Note has not been converted in accordance with Article 9 hereof, declare the entire principal and unpaid accrued interest thereon immediately due and payable, by notice in writing to the Company:

7.1 Payments. Default in the payment of the principal or unpaid accrued interest of the Note when due and payable if such default is not cured by the Company within ten (10) days after the Holder has given the Company written notice of such default.

7.2 Bankruptcy. The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or relief under the United States Federal Bankruptcy Code, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action.

7.3 Commencement of an Action. If, within sixty (60) days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated.

7.4 Default of Senior Indebtedness. Any declared default of the Company under any Senior Indebtedness (as defined in Section 8 hereof) that gives the holder thereof the right to accelerate such Senior Indebtedness, and such Senior Indebtedness is in fact accelerated by the holder, or in the event that any Senior Indebtedness has become due and payable upon maturity and has not been satisfied.

7.5 Covenants and Agreements. The Company shall default in the performance of any of its material covenants and agreements set forth in any provision of this Agreement and the continuance of such default for thirty (30) days after the Holder has given the Company written notice of such default. Any of the representations or warranties by the Company set forth in this Agreement shall not be true and correct in all material respects as and when made.

7.6 Default Under Other Agreements. The Company breaches or defaults on any material covenant, condition or other provision of the Distribution Agreement and such breach, default or acceleration continues after the applicable grace period, if any, specified therein, but in no event more than thirty (30) days after the Holder has given the Company written notice of such breach, default or acceleration.

7.7 Change of Control of the Company. Any change in control of the Company which includes any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), any acquisition of at least a majority of the Voting Stock of the Company or any sale or transfer of all or substantially all of the business or assets of the Company (a “Change of Control”), or Century’s receipt of written notice from the Company that a Change of Control will occur as described in Section 9.9 hereof.

7.8 Other Remedies. If any Event of Default shall occur and be continuing, Century shall have, in addition to the remedies set forth in Article 7 hereof, all other remedies otherwise available at law and equity. In addition, if an Event of Default shall occur and be continuing prior to the issuance of the Note in accordance with Section 1.1, then Century may terminate its obligation to issue such Note.

7.9 Restraint from Exercise of Options. For so long as the Company shall be aware of any Event of Default, the Company shall not exercise its option to convert the Note into Common Stock and such action by the Company to the contrary shall be void.

8. Subordination. The indebtedness evidenced by the Note is hereby expressly subordinated to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all the Company’s Senior Indebtedness (as defined herein).

8.1 Senior Indebtedness. As used in the Note, the term “Senior Indebtedness” shall mean the principal of and unpaid accrued interest on: (a) all indebtedness of the Company to banks, insurance companies or other financial institutions regularly engaged in the business of lending money, which is for money borrowed by the Company (whether or not secured), and (b) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor.

8.2 Default on Senior Indebtedness. If there should occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation or any other marshalling of the assets and liabilities of the Company, then (a) no amount shall be paid by the Company in respect of the principal of or interest on the Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, and (b) no claim or proof of claim shall be filed with the Company by or on behalf of the Holder of the Note that shall assert any right to receive any payments in respect of the principal of and interest on the Note, except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding. If there occurs an event of default that has been declared in writing with respect to any Senior Indebtedness, or in the instrument under which any Senior Indebtedness is outstanding, permitting the holder of such Senior Indebtedness to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been paid its full, no payment shall be made in respect of the principal of or interest on the Note, unless within three (3) months after the happening of such event of default, the maturity of such Senior Indebtedness shall not have been accelerated.

8.3 Effect of Subordination. Subject to the rights, if any, of the holders of Senior Indebtedness under this Article 8 to receive cash, securities or other properties otherwise payable or deliverable to the Holder of the Note, nothing contained in this Article 8 shall impair, as between the Company and the Holder, the obligation of the Company, subject to the terms and conditions hereof, to pay to the Holder the principal hereof and interest hereon as and when the same become due and payable, or shall prevent the Holder of the Note, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

8.4 Subrogation. Subject to the payment in full of all Senior Indebtedness and until the Note shall be paid in full, the Holder shall be subrogated to the rights of the holders of Senior Indebtedness (to the extent of payments or distributions previously made to such holders of Senior Indebtedness pursuant to the provisions of Section 8.2 hereof) to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by the Company to or on account of the Note; and for the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which the Holder would be entitled except for the provisions of this Article 8 shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by the Company to or on account of the Senior Indebtedness.

8.5 Undertaking. By its acceptance of the Note, the Holder agrees to execute and deliver such documents as may be reasonably requested from time to time by the Company or the lender of any Senior Indebtedness in order to implement the foregoing provisions of this Article 8.

9. Conversion of Note.

9.1 Conversion Right. Upon and for a period of one hundred eighty (180) days following a Qualified Public Offering (the “Conversion Period”), provided that such Conversion Period occurs prior to the Stated Maturity of the Note, the Company shall have the option, and at the Company’s sole discretion, except as otherwise specified in Section 9.9 hereof, to convert the Note at the principal amount thereof, into fully paid and nonassessable shares of Common Stock at the Conversion Price (as defined herein), in effect at the time of such conversion. Such conversion right shall expire at the close of business on the fifth anniversary of the Disbursement Date.

9.2 Conversion Price. The “Conversion Price” shall be determined as follows:

(a) If such conversion occurs upon a Qualified Public Offering, the Conversion Price shall be equal to the per share offering price of the Qualified Public Offering and

(b) If such conversion occurs subsequent to a Qualified Public Offering, the Conversion Price shall be equal to the Average Closing Price.

9.3 Exercise of Conversion Privilege. Upon receipt of notice from the Company of the exercise of its conversion privilege substantially in the form attached to Exhibit B, Century shall surrender the Note duly endorsed or assigned to the Company or in blank, at the office or agency of the Company maintained for that purpose. Upon conversion the Company shall pay interest accrued but unpaid on the Note surrendered for conversion through the date of such conversion.

The Note shall be deemed to have been converted as of such date as may be specified in the notice from the Company (which in no event shall be earlier than ten (10) days from the receipt of notice by Century), and at such time the rights of Century under the Note shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable, on or after the conversion date, the Company shall issue and deliver at such office or agency, a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 9.4 hereof.

9.4 Fractions of Shares. No fractional shares of Common Stock shall be issued upon conversion of the Note. Instead of any fractional share of Common Stock, which would otherwise be issuable upon the conversion of the Note, the Company shall pay a cash adjustment in respect of such fraction of a share of Common Stock in an amount equal to the remaining amount, which is not converted by reason of this Section 9.4.

9.5 Notice of Certain Corporate Action. In case:

(a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its earned surplus; or

(b) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights (other than grants of securities or options, warrants or rights for securities, granted to officers, directors, employees, consultants or licensors of the Company); or

(c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed at the offices of the Company, and shall cause to be mailed to the Holder at its last addresses, as provided in Section 11.2 hereof, at least twenty (20) days (or ten (10) days in any case specified in clause (a) or (b) of this Section 9.5) prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in clauses (a) through (d) of this Section 9.5.

9.6 Company to Reserve Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Note, the full number of shares of Common Stock then issuable upon the conversion of the Note.

9.7 Taxes on Conversions. The Company will pay any and all taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on conversion of the Note pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that of Century and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

9.8 Covenant as to Common Stock. The Company covenants that all shares of Common Stock which may be issued upon conversion of the Note will upon issuance be fully paid and nonassessable and, except as provided in Section 9.7 hereof, the Company will pay all taxes, liens and charges with respect to the issue thereof.

9.9 Provisions in Case of Consolidation, Merger or Sale of Assets. In case of any Change of Control of the Company, the Company will notify Century at least thirty (30) days prior to the closing of the transaction that will effect the Change of Control and Century shall have the right to declare an Event of Default and Accelerate the Note and terminate this Agreement in accordance with Article 7 hereof.

9.10 Transfer and Exchange of Note. The Note may be transferred or assigned by Century without the consent of the Company provided that the entire outstanding principal and all interest accrued thereon shall be fully transferred and the transferee is not an entity, or an entity affiliated with an entity, that holds more than five percent (5%) of the outstanding capital stock of the Company. Such transfer and assignment shall be made in accordance with applicable federal and state securities laws. At any time and from time to time, upon not less than ten (10) days notice to that effect given by Century or the registered holder of the Note, the right to receive principal and/or interest payments on the Note may be assigned or transferred by one of the following methods: (1) by surrender of the Note to the Company and (a) reissuance by the Company of the Note to the new Holder or (b) issuance by the Company of a new note to the new Holder; or (2) by notification to the Company of the transfer and a change by the Company in the Company’s books identifying the new owner of an interest in principal or interest on the Note. The Company shall at all times maintain a book entry system, which shall reflect ownership of the Note, and interests therein. In the event the first method of transfer is used, the Company shall also change its records to reflect such transfer or reissuance. The method of transfer as detailed above, will be determined by mutual agreement of Company and Holder. The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such exchange or transfer.

9.11 Loss, Theft, Mutilation or Destruction of Note. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, mutilation or destruction of the Note, the Company will make and deliver without expense to Century thereof, a new Note, of like tenor, in lieu of such lost, stolen, mutilated or destroyed Note.

9.12 Expenses, Stamp Tax Indemnity. The Company agrees to pay duplicating and printing costs and charges for shipping the Note, adequately insured to Century’s home office or at such other place as Century may designate, and all reasonable expenses of Century (including, without limitation, the reasonable fees and expenses of any financial advisor to Century) relating to any proposed or actual amendment, waivers or consents pursuant to the provisions hereof, including, without limitation, any proposed or actual amendments, waivers, or consents resulting from any work-out, re-negotiations or restructuring relating to the performance by the Company of its obligations under this Agreement and the Note. The Company also agrees that it will pay and hold Century harmless against any and all liabilities with respect to stamp and other taxes, if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement or the Note, whether or not the Note is then outstanding. The Company agrees to protect and indemnify Century against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person (other than any Person engaged by Century) in connection with the transactions contemplated by this Agreement.

9.13 Cancellation of Converted Note. The Note delivered for conversion shall be canceled by or at the direction of the Company.

10. Registration Rights. The Company agrees that the shares of Common Stock issued upon conversion of the Note shall have such rights, be subject to and be bound as “Registrable Securities” by Sections 1, 2, 4 and 7 of the Company’s Third Amended and Restated Investors’ Rights Agreement dated as of June 28, 2001, and as may be amended from time to time (the “Rights Agreement”).

11. Miscellaneous.

11.1 Powers and Rights Not Waived; Remedies Cumulative. No delay or failure on the part of Century in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of Century are cumulative to, and are not exclusive of, any rights or remedies Century would otherwise have.

11.2 Notice. Except as otherwise expressly provided herein, any notice, consent or document required or permitted hereunder shall be given in writing and it or any certificates or other documents delivered hereunder shall be deemed effectively given or delivered (as the case may be) upon personal delivery (professional courier permissible) or when mailed by receipted certified mail delivery, or five (5) business days after deposit in the mail. Such certificates, documents or notice may be personally delivered to an authorized representative of the Company or Century (as the case may be) at any address where such authorized representative is present, such other address as such party may designate by twenty (20) days advance written notice to the other party, and otherwise shall be sent to the following address:

If to the Company:	SenoRx, Inc. 11 Columbia, Suite A Aliso Viejo, CA 92656 Attention: Lloyd H. Malchow Telecopy No.: (949) 362-4800

With a copy to:	Wilson Sonsini Goodrich & Rosati PC 650 Page Mill Road Palo Alto, CA 94304-1050 Casey McGlynn Telecopy No.: (650) 493-6811

If to Century:	Century Medical, Inc. 1-6-4 Osaki, Shinagawa-ku Tokyo 141-8588 Japan Attn: Shunzo Saegusa Telecopy No.: (03) 3491-0577

With a copy to:	O’Melveny & Myers LLP Akasaka Twin Tower East Building 14th Floor 17-22, Akasaka 2-chome Minato-ku, Tokyo 107-0052 Japan Attn: Dale M. Araki Telecopy No.: (03) 5575-3840

11.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon and inure to the benefit of Century and its successors and assigns; provided, however, that, subject to Sections 9.9 and 9.10 hereof, neither the Company nor Century shall assign this Agreement or any of its rights, duties or obligations hereunder without the prior written consent of the other party which consent shall not be unreasonably withheld, conditioned, or delayed, and provided further, that in any event Century may assign its rights hereunder after January 1, 2003 without the Company’s prior written consent.

11.4 Survival of Covenants and Representations. All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with the Closing Date, shall survive the closing and the delivery of this Agreement and the Note.

11.5 Severability. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid or unenforceable.

11.6 Waiver of Conditions. If on the Closing Date, either party hereto fails to fulfill each of the conditions specified in Article 6 hereof, the other party may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in Article 6 have not been fulfilled, the other party may waive compliance by such party with any such condition to such extent as such party may in its sole discretion determine. Nothing in this Section 11.6 shall operate to relieve either party of any obligations hereunder or to waive any of the other party’s rights against such party.

11.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

11.8 Governing Law. This Agreement and the Note issued and sold hereunder shall be governed by and construed in accordance with the law of the State of California, without regard to the conflict of laws provisions thereof.

11.9 Captions. The descriptive headings of the various sections or part of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

11.10 Dispute Resolution. Disputes arising under, in connection with or as to the interpretation of this Agreement and/or the Note shall be resolved as provided in Exhibit D hereto.

11.11 Survival. The obligations of the Company under Section 9.12 and Article 11 hereof shall survive the payment or transfer of the Note, the enforcement, amendment or waiver of this Agreement or the Note, and the termination of this Agreement.

11.12 Entire Agreement; Amendment and Modification. This Agreement, together with the Note, constitutes the entire and final agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior oral or written agreements or discussions on the subject matter hereof. Neither this agreement nor any of the other documents or instruments delivered herewith or executed pursuant hereto may be modified or amended in any respect except in a writing signed by both parties expressly setting forth such modification or amendment.

IN WITNESS WHEREOF, the Company and Century by their duly authorized officers, have each caused this Agreement to be executed as of the date first written above.

CENTURY:

CENTURY MEDICAL, INC.

By:	/s/ [Illegible]

Title:	President and CEO

COMPANY:

SENORX, INC.

By:	/s/ Lloyd Malchow

Title:	President and CEO

EXHIBIT A

FORM OF EXCLUSIVE DISTRIBUTION AGREEMENT

EXHIBIT B

FORM OF 4% CONVERTIBLE SUBORDINATED NOTE

SENORX, INC.

4% Convertible Subordinated Note, due [________ __, 200_]

No. CSN-__ $1,000,000	Aliso Viejo, California [________ __, 200_]

SenoRx, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), for value received, hereby promises to pay to Century Medical, Inc., a Japanese corporation (“Century”), or its registered assigns (Century or its assigns being the “Holder”), the principal sum of ONE MILLION DOLLARS (US$1,000,000.00) on [________ __, 200_] (the “Maturity”), and to pay interest (computed on the basis of the actual number of days elapsed and a year of 365 days) (i) on the unpaid principal balance thereof from the date of this Note at the rate of four percent (4%) per annum from the date hereof, payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year (each, an “Interest Payment Date”) (commencing [________ __, 200_]) until such unpaid principal balance shall become due and payable (whether at Maturity, or by declaration, acceleration or otherwise) and (ii) to the extent permitted by applicable law on each overdue payment of principal or any overdue payment of interest, at a rate per annum equal to eight percent (8.0%) (computed on the basis of the actual number of days elapsed and a year of 365 days) payable quarterly as aforesaid.

The interest and principal payments payable with respect to this Note, on any Interest Payment Date, at Maturity or by declaration, acceleration or otherwise, pursuant to the Note Agreement (as defined herein), shall be paid to Century in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Such interest and principal payments shall be made to Century in accordance with the provisions of the Note Agreement.

This Note is the sole issue of a 4% Convertible Subordinated Note due [________ __, 200_] of the Company issued in an aggregate principal amount of One Million Dollars ($1,000,000) pursuant to the Convertible Subordinated Note Agreement, dated [________ __, 200_], by and between the Company and Century (the “Note Agreement”). The Holder of this Note is entitled to the benefits of the Note Agreement, and may enforce the Note Agreement and exercise the remedies provided for thereby or otherwise available in respect thereof.

This Note may be transferred or assigned by Century or Holder as provided in the Note Agreement, provided that the right to receive principal and/or interest payments on this note may be assigned or transferred only in one of the following methods: (1) by surrender of this Note to the Company and (a) reissuance by the Company of this Note to the new Holder or (b) issuance by the Company of a new note to the new Holder; or (2) by notification to the Company of the transfer and a change by the Company in the Company’s books identifying the new owner of an interest in principal or interest on this Note. The Company shall at all times maintain a book entry system, which shall reflect ownership of this Note, and interests therein. In the event the first method of transfer is used, the Company shall also change its records to reflect such transfer or reissuance. The method of transfer, as detailed above, will be determined by mutual agreement of Company and Holder.

In the case of an Event of Default (as defined in the Note Agreement), the principal of this Note in certain circumstances may be declared or otherwise become due and payable in the manner and with the effect provided in the Note Agreement, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived.

This Note is subject to conversion into Common Stock pursuant to the terms and conditions of the Note Agreement and conversion (in the case of the Company) shall be evidenced by a Notice of Conversion as attached hereto. This Note is not subject to prepayment or redemption by the Company prior to its expressed Maturity.

The indebtedness evidenced by this Note is, to the extent provided in the Note Agreement, subordinate and subject in right of payment to the Senior Indebtedness (as defined in the Note Agreement), and this Note is issued subject to the provisions of the Note Agreement with respect thereto. Each Holder of this Note, by accepting the same, agrees to and shall be bound by such provisions.

No reference herein to the Note Agreement and no provision of this Note or of the Note Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed or to convert this Note as provided in the Note Agreement

All terms used in this Note, which are defined in the Note Agreement, shall have the meanings assigned to them in the Note Agreement.

This Note has been delivered to Century in Aliso Viejo, California, and the Note and the Note Agreement are governed by and shall be construed and enforced in accordance with and the rights of the parties shall be governed by the law of the State of California excluding choice-of-law principles.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: [________ __, 200_]

SENORX, INC.

By:

Its:

Attest:

By:

Its:

NOTICE OF CONVERSION TO 4% CONVERTIBLE SUBORDINATED NOTE

SenoRx, Inc. hereby irrevocably exercises the option to convert this 4% Convertible Subordinated Note, or portion hereof below designated, into shares of Common Stock in accordance with the terms of the Convertible Subordinated Note Agreement, and represents that the shares issuable and deliverable upon such conversion, together with written confirmation of transmittal of a wire transfer to Century in payment for any fractional shares and in payment of accrued but unpaid interest on the Note or portion of the Note to be converted, and any 4% Convertible Subordinated Note representing any unconverted principal amount hereof, will be issued and delivered to the current Holder of the 4% Convertible Subordinated Note.

Principal amount to be converted (if less than all): $_____________________

SENORX, INC.

By:

Its:

EXHIBIT C

DISCLOSURE SCHEDULES

OF

SENORX, INC. (THE “COMPANY”)

TO

CONVERTIBLE SUBORDINATED NOTE AGREEMENT

BY AND BETWEEN

CENTURY MEDICAL, INC.

AND

THE COMPANY

DATED AS OF MAY 9, 2002

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Schedule 4.2

Exceptions to No Consents

Within twenty days after the delivery of the Note to Century, Century must file a notice thereof with the Bank of Japan.

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EXHIBIT D

DISPUTE RESOLUTION

The parties recognize that a bona fide dispute as to certain matters may arise from time to time during the term of this Agreement that relates to either party’s rights and/or obligations under this Agreement and/or the Note. To have such a dispute resolved by this Alternative Dispute Resolution (“ADR”) provision, a party first must send written notice of the dispute to the other party for attempted resolution by good faith negotiations between their respective presidents (or their equivalents) of the affected Subsidiaries, divisions, or business units within twenty-eight (28) days after such notice is received (all references to “days” in this ADR provision are to calendar days).

If the matter has not been resolved within twenty-eight (28) days of the notice of dispute, or if the parties fail to meet within such twenty-eight (28) days, either party may initiate an ADR proceeding as provided herein. The parties shall have the right to be represented by counsel in such a proceeding.

1.	To begin an ADR proceeding, a party shall provide written notice to the other party of the issues to be resolved by ADR. Within fourteen (14) days after its receipt of such notice, the other party may, by written notice to the party initiating the ADR, add additional issues to be resolved within the same ADR.

2.	Within twenty-one (21) days following receipt of the original ADR notice, the parties shall select a mutually acceptable neutral to preside in the resolution of any disputes in this ADR proceeding. If the parties are unable to agree on a mutually acceptable neutral within such period, (a) if the arbitration is to be held in California pursuant to Paragraph 3 below, the parties shall request that the President of the CPR Institute for Dispute Resolution (“CPR”), 366 Madison Avenue, 14th Floor, New York, New York, 10017, select a neutral; and (b) if the arbitration is to be held in Japan pursuant to Paragraph 3 below, the parties shall request that the Japan Commercial Arbitration Association (“JCAA”) select a neutral.

3.	No earlier than twenty-eight (28) days or later than fifty-six (56) days after selection, the neutral shall hold a hearing to resolve each of the issues identified by the parties. The ADR proceeding shall take place at a location in Orange County in the State of California and proceed pursuant to CPR rules if the ADR is initiated and brought by Century, or in Tokyo, Japan and pursuant to JCAA rules if initiated and brought by the Company.

4.	The rulings of the neutral and the allocation of fees and expenses shall be binding, non-reviewable, and non-appeasable, and may be entered as a final judgment in any court having jurisdiction. Any arbitral award made pursuant to the ADR shall be enforceable under the 1958 United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards.

5.	Except as provided in paragraph 4 or as required by law, the existence of the dispute, any settlement negotiations, the ADR hearing, any submissions (including exhibits, testimony, proposed rulings, and briefs), and the rulings shall be deemed Confidential Information. The neutral shall have the authority to impose sanctions for unauthorized disclosure of Confidential Information.

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